UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

SideChannel, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28745	86-0837077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

146 Main Street, Suite 405, Worcester, MA 01608

(Address of principal executive offices) (Zip Code)

(508) 925-0114

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 9, 2025, Deborah MacConnel, a current Member of the Board of Directors (“Board”) of SideChannel, Inc., (the “Company”), and the Chairwoman of the Board informed the Company of her upcoming retirement from the Board of Directors.

Ms. MacConnel will remain a member of the Board and the Chairwoman until the Company’s next Annual Stockholders Meeting (“Annual Meeting”), at which time Ms. MacConnel will not stand for re-election as a Member of the Board.

Ms. MacConnel’s departure is not the result of any disagreement with the Company’s management, the Company’s Board or the Company on any matter related to its operations, policies or practices.

In recognition of Ms. MacConnel’s tenure and contributions to the Company during her service as a member of the Board, the Company will provide her with the vesting of 333,667 restricted stock units (“RSUs”), which were awarded to her on December 23, 2024, and are scheduled to vest on March 1, 2026. The remaining 333,667 RSUs from the December 23, 2024, award will be forfeited by Ms. MacConnel.

In accordance with the requirements of Item 5.02(a) of Form 8-K, the Company has provided Ms. Connel with a copy of the disclosures contained in this Current Report on Form 8-K no later than the day of filing this Form 8-K with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SideChannel, Inc.

Date: December 10, 2025	By:	/s/ Brian Haugli
	Name:	Brian Haugli
	Title:	Chief Executive Officer